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                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT ("Lease") is entered into the 12th day of December, 1997, by and between FACILITY PROPERTIES, L.L.C., a Kansas limited liability corporation ("Lessor"), and ILLUMINET, INC., a Delaware corporation ("Lessee").

        WITNESSETH:

        1. LEASE OF PREMISES: For and in consideration of the rents reserved herein and the covenants and undertakings contained herein, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, upon the terms and conditions herein set forth, those certain premises (hereinafter called the "Premises") consisting of the area outlined in red on the plans and specifications to be attached hereto and marked Exhibit A, which shall be a part of Lessor's building (the "Building") to be constructed upon that certain real property situated in Overland Park, Johnson County, Kansas, more particularly described in Exhibit B attached hereto. Exhibit A and Exhibit B are each incorporated herein by this reference. This Lease and the rents reserved herein also cover Lessee's right to use the common areas and the parking spaces in the parking areas designated by Lessor for parking by Lessee and Lessee's employees and visitors.

        2. CONSTRUCTION: Lessor shall construct the Building and Premises in accordance with Exhibit C attached hereto and incorporated herein by reference.

        3. LEASE TERM: This Lease shall be for a term of five (5) years commencing on the "Commencement Date," which is defined to be the first day of the month immediately following the "Completion Date" (as defined in Exhibit C), and ending at midnight on the last day of the month that is five years from the month in which the Commencement Date occurs (the "Expiration Date"), unless earlier terminated in accordance with the terms of this Lease. Upon the request by either party, the parties shall execute an acknowledgment letter confirming the actual Commencement Date and Expiration Date. Lessee will have thirty (30) days access to fixture the space prior to the Completion Date. If such access or ability to fixture the space is not available from the Lessor, the Commencement Date will be adjusted accordingly.

        4. OPTION TO EXTEND: Lessee shall have the option to extend the term of this Lease for an additional five (5) year term (the "Option Period") commencing immediately after the Expiration Date by notifying Lessor in writing one hundred and eighty (180) days prior to the Expiration Date ("the Option Renewal Date"). All terms and provisions of this Lease shall govern during the Option Period, except that the rent shall be adjusted per Section 6: Rent Adjustments.

In addition, Lessee shall pay as additional rent the pro rata costs associated with Lessor's refinance of its then existing mortgage of the Building (the "Loan Refinance Costs") which shall include, without limitation, interest rate increases over Lessor's then current loan, loan origination fees, title insurance and property appraisal fees. Such pro rata share is based on the ratio of the floor area of the Premises (23,000 square feet including a proportionate part of the Common Areas and any expansion space occupied by the Lessee which have been allocated to all rentable areas in Lessor's building) to the total rentable floor area in Lessor's building. On or before the Option Renewal Date, Lessor shall submit its estimate of the Loan Refinance Costs to


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Lessee. The proposed Loan Refinance Costs submitted to Lessee must be consistent with then prevailing market rates and costs in the Overland Park, Kansas area for comparable loans. If Lessee exercises its options to renew the lease, Lessee shall notify Lessor on or before the Option Renewal Date that Lessee intends to pay the Loan Refinance Costs as follows: (i) the portion of the Loan Refinance Costs relating to the interest rate increase shall be payable monthly with the payment of Rent, and (ii) the remainder of the Loan Refinance Costs shall be payable (a) in one lump sum payment on or before the tenth day of the first month of the Option Period, (b) in equal monthly installments, or (c) some combination thereof, to be determined by Lessee. If the actual Loan Refinance Costs differ from the estimated Loan Refinance Costs previously submitted to Lessee, Lessee shall pay an amount equal to the actual Loan Refinance Costs; provided, however, that Lessee shall not pay the portion of the Loan Refinance Costs that exceeds ten percent of the estimated Loan Refinance Costs.

        5. RENT: Lessee promises to pay to Lessor, as rent for the Premises, the sum of Fifteen and 38/100 Dollars ($15.38) per rentable square foot in the Premises per annum, payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, commencing on the Commencement Date. Lessee agrees to pay the rent payable for each and every month of the term of this Lease without deduction or setoff except as set forth herein. All references to square footage in this lease shall mean rentable square feet as defined and agreed upon by Lessee and Lessor in the Standard Method of Floor Measurement prepared by the Building Owners' and Managers' Association International ANSI Z 65.1-1996 Method dated June 7, 1996. The rent for any partial month shall be prorated.

        All rent payable pursuant to this Lease during the term hereof shall be paid to Lessor at such place as Lessor may, from time to time, designate in writing and until any further such designation, such place shall be the business office of Lessor at 8500 W. 110th Street, Suite 525, Overland Park, Kansas 66210. In the event Lessee fails to pay any rent or other payment owed to Lessor pursuant to this lease within five (5) days after such payment is due, Lessor will notify Lessee of payment due. Lessee will have five (5) days after such notice to make payment. If payment is not received after ten (10) days such payment was due, the Lessee agrees to pay to Lessor, as additional rent, a sum equal to five percent (5%) of each such delinquent payment.

        6. RENT ADJUSTMENTS: Lessee agrees that the monthly rent payable in each of the succeeding years of the term of this Lease as provided in Paragraph 5 herein above shall be increased or decreased effective on each twelve (12) month anniversary of the Commencement Date, as follows:

               (a) For Real Property Tax and for Fire and Casualty Insurance Premium Changes during years one (1) through (5): By one-twelfth (1/12) of the amount by which the ad valorem real property taxes and Fire and Casualty Insurance premium payable by Lessor for the Premises changed during the preceding calendar year;

               For any lease extension beyond the initial five-year term, the following rent adjustments 6(b) and 6(c) will also apply:

               (b) For all Operating Expense changes, except electricity, during years six (6) through (10): by one twelfth (1/12) of the amount by which the operating expenses payable by


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Lessor changed from the base year except that such adjustments will not exceed the aggregate average annual percentage price changes as measured by the Consumer Price Index for Overland Park, Kansas of the preceding three (3) calendar years.

               (c) For all Loan Finance Cost changes during years six (6) through ten (10): By 1/12 the amount by which the bona fide loan financing costs payable by Lessor changed from the Base Year. On or before the Option Renewal Date, Lessor shall submit its estimate of the Loan Refinance Costs to Lessee. The proposed Loan Refinance Costs submitted to Lessee must be consistent with then prevailing market rates and costs in the Overland Park, Kansas area for comparable loans. If Lessee exercises its options to renew the lease, Lessee shall notify Lessor on or before the Option Renewal Date that Lessee intends to pay the Loan Refinance Costs as follows: (i) the portion of the Loan Refinance Costs relating to the interest rate increase shall be payable monthly with the payment of Rent, and (ii) the remainder of the Loan Refinance Costs shall be payable (a) in one lump sum payment on or before the tenth day of the first month of the Option Period, (b) in equal monthly installments, or (c) some combination thereof, to be determined by Lessee. If the actual Loan Refinance Costs differ from the estimated Loan Refinance Costs previously submitted to Lessee, Lessee shall pay an amount equal to the actual Loan Refinance Costs; provided, however, that Lessee shall not pay the portion of the Loan Refinance Costs that exceeds ten percent of the estimated Loan Refinance Costs.

        The parties acknowledge and agree that for the purposes of the computations contemplated by subparagraphs 6(a), 6(b) and 6(c) herein above, the property taxes insurance premiums, operating expenses and loan finance cost for the Premises referenced in those subparagraphs shall be the pro rata share of the total ad valorem real property taxes, fire and casualty insurance premiums and operating expenses payable by Lessor for the entire property of which the premises are a part, and that such prorata share is based on the ratio of the floor area of the Premises (23,000 square feet and any expansion space occupied by the Lessee including a proportionate part of the Common Areas which have been allocated to all rentable areas in Lessor's building) to the total rentable floor area in Lessor's building.

        Base Year is defined as the calendar year ending December 31, 1999.

        Consumer Price Index is defined as the Overland Park, Kansas - All Urban Consumers published by the United States Government. In the event the United States Government shall revise or discontinue publication of the Consumer Price Index, the parties agree to use in its place the government index or computation which may replace the Consumer Price Index or such other reasonable comparable economic index that would yield substantially the same result.

        Operating Expenses are defined as all reasonable and appropriate expenses paid or incurred by the Lessor for maintaining, operating and repairing the building, the land, the parking facilities on the land, including but not limited to all expenses paid or incurred by lessor for heating, cooling, water, gas, sewers, refuse collection, telephone charges not chargeable to Lessee and similar utility services; the cost of supplies, janitorial and cleaning services, window washing, the cost of complying with any governmental rules, regulations, requirements or orders (except that Lessor is responsible for any capital items for American Disabilities Act compliance), cost of independent contractors, the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with such operating


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costs and any other reasonable and appropriate expense or charge which, in accordance with generally accepted accounting principles, would be considered an expense of operating or repairing the building. Operating expenses shall not include capital expenditures, Lessor's income taxes or any expenses paid by the Lessee directly to third parties, or as to which Lessor is otherwise reimbursed by a third party or by any insurance proceeds.

        7. OPTION TO EXPAND: During the period that commences on the Commencement Date and terminates six months prior to the Expiration Date (or expiration of the Option Period, if applicable), Lessee shall have the right to expand into additional space of up to 4,000 square feet in the Building not then occupied by Lessee by delivering one hundred twenty (120) days prior written notice to Lessor. Such notice shall specify the date Lessee desires to expand and the area subject to Lessee's desired expansion (the "Expansion Space"). Additionally, for any space in the Building vacated by the Lessor or a third party tenant, Lessee shall have the first right of refusal to expand into part or all of that space. Lessee will have ten (10) business days from receipt of Lessor's written notice of such space availability to exercise the option to expand into part or all the available space. Lessor (or the possessor of the Expansion Space at such time) shall surrender the Expansion Space on or before the date specified in the notice in good condition and in a condition compatible with Lessee's use and occupancy, reasonable wear and tear excepted. The rent payable by Lessee shall be adjusted to reflect Lessee's increased square footage, as certified by Lessee or Lessee's agent, effective the date Expansion Space is made available to Lessee. All other terms and conditions will remain the same for the Expansion Space.

        8. COMMON AREAS: PARKING: Common areas include parking areas, entrances and exits thereto, driveways, sidewalks, landscaped areas, lavatories, and other areas and facilities which are provided and designated by Lessor for the common or joint use and benefit of occupants of the Building, and their respective employees, agents, customers and invitees. Lessor shall provide at no cost Lessee parking spaces in size, number, and type sufficient to comply with federal, state, and local statutes, ordinances, and regulations, and in no event shall Lessor provide Lessee with fewer than 108 parking spaces for the use by Lessee, its employees, and visitors. If Lessee exercises option to expand, Lessor will provide additional parking spaces in size, number and type sufficient to comply with federal, state and local statutes, ordinances and regulations and in no event fewer than 3.1 spaces per each one thousand (1,000) square feet of Expansion Space exercised.

        9. AUTHORIZED USE: Lessee shall use and occupy the Premises during the entire Lease term for a business office and for no other purpose without the prior written consent of Lessor. No use shall be made of the Premises nor any act done in or about the Premises which is unlawful. Lessee agrees to observe the rules and regulations set forth on Exhibit D attached hereto and incorporated herein and such additional reasonable and nondiscriminatory rules and regulations as may be mutually adopted and published by Lessor and Lessee from time to time for the safety, care and cleanliness of the Premises. Written notice of changes will be provided to each party five (5) days before effective date to allow time for conformance except that rules and regulations addressing issues of immediate high risk safety and security matters will be effective immediately.


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        10. POSSESSION: So long as Lessee shall fully comply with and promptly perform all of the terms, covenants and conditions of this Lease and the rules and regulations on its part to be complied with and performed, Lessee shall have and quietly enjoy possession of the Premises for the term set forth herein. Lessee's occupation and continued possession of the Premises shall be deemed Lessee's agreement and acknowledgement that the Premises are then in a tenantable and good condition, except for latent defects or defects which Lessee has given Lessor written notice to correct.

        11. SECURITY: Lessor acknowledges that access to the Premises is limited and strictly controlled. Lessor agrees to cause all of its employees, agents, customers and invitees to comply with any and all rules and regulations established by Lessee and agreed to in writing by Lessor to assure the security of its premises. Lessor shall be granted access, which will not be unreasonably withheld, to the building for the purpose of inspection, repair, remodeling and operation of the Building under security procedures established by Lessee; provided, however, that Lessor, its employees, or any other party acting on Lessor's behalf or at Lessor's request shall not disclose to any third party information about Lessee or Lessee's customers or operations obtained by Lessor or such other party while in the Premises, and Lessor shall indemnify Lessee from and against all damages, losses, liabilities, and expenses (including reasonable attorneys' fees) incurred by Lessee as a result of a breach or violation of the non-disclosure obligation set forth in this Paragraph.

        12. MAINTENANCE AND SERVICES PROVIDED BY LESSOR: Lessor shall maintain the roof, exterior walls and structural members of the Building, in good order and condition, except for damage occasioned by the acts of Lessee or Lessee's officers, employees and agents.

        Lessor shall provide lighting, electrical power, air conditioning, water, sewer service, refuse disposal service, janitorial service and other such utility and maintenance services, all within the normal requirements of such utilities and services for which the occupancy of Lessee under this Lease is contemplated. Lessor shall also provide the security alarm system and the security monitoring service for the Building, which shall be subject to Lessee's written approval. Electrical power shall be separately metered for Lessee's use. Lessor shall pay for all utilities and services set forth in this paragraph except electricity separately metered for Lessee's use. Lessee's primary business hours will be 7 a.m. to 6 p.m. Monday through Friday and the Premises will be occupied twenty four hours a day, seven days a week by customer service and network monitoring personnel.

        Lessor shall maintain the Building, the common areas, and the parking areas in good order and condition, except for damage occasioned thereto by the acts of Lessee or Lessee's officers, employees and agents, and Lessor shall furnish such areas with required utility services, snow and ice removal, and shall provide lighting replacement for such areas.

        Lessor will sufficiently notify Lessee of utility service repairs, especially those services that would impact the Lessee's operations. Following sufficient notice to the Lessee, Lessor shall not be liable to Lessee for any loss or damage caused by our resulting from any variation, interruption or failure of utility services to be provided by Lessor pursuant to this Lease, due to any cause except for Lessee's negligence or willful acts and no temporary interruption or failure


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
of such services incidental to the making of repairs, alterations or improvements, or due to accident or strike or conditions or events not under Lessor's control, shall be deemed as an eviction of Lessee or release Lessee from any of Lessee's obligations hereunder.

        13. CARE OF PREMISES, REPAIRS AND ALTERATIONS: Lessee shall take good care of the Premises. Lessee shall be responsible for timely payment of all utility and other services furnished to or provided for the Premises which are not to be provided by Lessor as specifically set forth hereinabove.

        Lessee shall, upon termination of this Lease by the expiration of time or as otherwise provided herein, promptly and peacefully yield and surrender the Premises to Lessor in as good condition as when received by Lessee from Lessor or as hereafter improved, reasonable use, wear and damage by fire or other casualty excepted.

        Lessee shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors except for emergency security or safety purposes, or add, disturb or in any other way change any plumbing or wiring without first obtaining the written consent of Lessor. Lessor will be notified as soon as practical regarding any changes due to emergency security or safety requirements. All damage or injury done to the Premises by Lessee, or by any person who may be in or upon the Premises with the consent of Lessee, shall be paid for by Lessee, and Lessee shall pay for all damage to the Building caused by Lessee's misuse of the same or the appurtenances thereto.

        Lessor may make any alterations, repairs or improvements, which Lessor may deem necessary or advisable for the security, preservation, safety or improvement of the Building, subject to Lessee's prior written approval. Such alterations, repairs or improvements shall be made at times convenient to Lessee. Lessor will make best efforts to limit disruption of Lessee's business operations. All alterations, additions and improvements to the building structure during the term of this Lease, shall be and become the property of Lessor. All equipment and trade fixtures installed by Lessee shall remain the property of Lessee. If Lessee shall damage the Premises in removing any equipment or trade fixtures, Lessee shall promptly cause such damage to be repaired and shall be fully responsible for the cost thereof.

        Lessee may install antennas and satellite dishes on the roof of the Building in accordance with local codes and regulations.

        14. ENTRY AND INSPECTION: Subject to Paragraph 10 above, Lessee agrees to permit Lessor and Lessor's agents to enter the Premises at reasonable times and upon reasonable notice (except in the case of emergency), for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises. Nothing contained in this paragraph shall be deemed to impose any obligation upon Lessor not expressly set forth elsewhere in this Lease. Lessor shall have the right to enter the Premises at reasonable times, and with reasonable notice, for the purpose of showing the same to prospective tenants during a period of one hundred and eighty (180) days prior to the expiration of the term of this Lease, if Lessee has not extended lease. Due to Lessee's business security reasons, any Lessor entry and inspection will require an escort provided by the Lessee except in emergency situations.


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
        15. TAXES AND LICENSEE FEES: Lessee shall be liable for and pay, throughout the term of this Lease, any and all license fees, excise taxes and occupation taxes applicable to the business conducted by Lessee on the Premises, and all applicable ad valorem taxes levied and assessed upon the personal property of Lessee maintained on the Premises.

        Lessor shall be liable for and pay all real property ad valorem taxes levied and assessed upon the land and improvements of which the Premises are a part.

        The parties acknowledge and agree that the rent provided in Paragraph 5 hereof are exclusive of any sales, use, business and occupation or other similar taxes, based upon or measured by rents payable to Lessor hereunder. If during the term of this Lease any such taxes shall become payable by Lessor to any governmental authority, the rent hereunder shall be deemed increased to net Lessor the same revenue after Lessor's payment of any such tax, as would have been payable to Lessor prior to the imposition of any such tax. The foregoing provision does not include, and shall not be construed to impose on Lessee, any liability to pay any income taxes payable by Lessor.

        16. LIABILITY AND INDEMNIFICATION: Lessor shall not be liable for any injury to or the death of any person, or for any loss of or damage to any property (including the property of Lessee) occurring in or about the Premises of any cause whatsoever, save the except that caused by the negligence and/or willful misconduct of Lessor; provided, however, Lessor shall not in any event be liable to Lessee, or any person or entity claiming by, through or under Lessee, for any incidental or consequential damages.

        Lessee shall defend and indemnify Lessor and save Lessor harmless, from and against any and all loss, damage, liability or expense (including attorney's fees and other expenses of litigation) incurred by Lessor arising or resulting from any actual or alleged injury or death to any person occurring upon the Premises or from any actual or alleged loss of or damage to any property upon or about the Premises, caused by or resulting from any act or omission of Lessee or any officer, employee, contractor, licensee, agent, servant, guest, invitee or visitor of Lessee, in or about the Premises; provided, however, that the foregoing provisions shall not be construed to make Lessee responsible for any loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Lessor, or any officer, employee, contractor, licensee, business invitee or visitor of Lessor. Lessee shall not in any event be liable for any indirect, incidental, or consequential damages to Lessor or any person or entity making such claim by, through or under Lessor.

        17. LIABILITY INSURANCE: Throughout the term of this Lease, and any and all extensions of such term, Lessee and Lessor shall each maintain, with insurers authorized to do business in the State of Kansas that are well rated by any recognized national rating organization, a policy or policies of commercial general liability insurance providing coverage against claims for bodily injury, death or property damage arising out of the use or occupancy of the Premises by Lessee and Lessor, in a combined single limit amount of not less than $1,000,000.00. The policies of insurance required to be maintained by Lessee and Lessor pursuant to this paragraph shall name the Lessee and Lessor as insured parties such that both parties are named in both policies and may be carried under blanket policies maintained by Lessee and Lessor if such policies comply with the provisions of this Lease. The policy or policies of insurance required to


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
be maintained by Lessee and Lessor pursuant to this paragraph shall each provide that not less than thirty (30) days prior written notice of any cancellation, termination, modification or lapse of coverage shall be given to Lessor and Lessee, and any holder or holders of a first lien mortgage or deed of trust covering the Building, and such insurance policy or policies shall not contain any provision relieving the insurers thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the perils involved, whether collectible or not.

        Lessor shall acquire builder's risk insurance prior to the start of construction of the Building.

        Lessee and Lessor shall deliver to the other before the Commencement Date certificates evidencing all of the insurance which is required to be maintained by Lessee and Lessor hereunder, and, within five (5) working days following policy expiration of any such insurance, other certificates evidencing the renewal of such insurance.

        18. PROPERTY INSURANCE: DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY:
Lessor shall carry all-risk property damage insurance effective as of the Commencement Date in an amount equal to the full replacement cost of the Building, and Lessor shall deliver to Lessee certificates evidencing such insurance. The policy shall provide a minimum of thirty (30) days' written notice to Lessee prior to the expiration or any cancellation or modification of such policy. In the event Lessor shall fail to maintain the insurance required by this section, Lessee may, but shall not be so obligated, to procure such insurance, and any amount so expended by Lessee shall be reimbursed to Lessee by Lessor within ten days of Lessee's written demand. If Lessor fails to reimburse Lessee within such time period, Lessee may abate rent in the amount of such cost to Lessee.

        In the event the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other unavoidable casualty, Lessor shall restore the Premises to the same condition that existed prior to such casualty, and during the time the premises or any portion thereof shall be so rendered untenantable, the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof; provided, however, that during the last six months of the term of the Lease (or Option Period, if applicable), either Lessor or Lessee may terminate the Lease by delivering written notice to the other within thirty (30) days after the happening of any such casualty.

        19. WAIVER OF SUBROGATION: In the event of any loss or damage referred to in this Lease, whether such loss or damage is due to the negligence of either of the parties hereto or their respective agents or employees, or any other cause, Lessor and Lessee do each herewith and hereby release and relieve the other from responsibility for, and waive the entire claim of recovery for (a) any loss or damage to the Premises and other parts of the Building, or any personal property of either located anywhere in said building, arising out of or incident to the occurrence of any of the perils which may be covered by any fire and casualty insurance policy with extended coverage endorsement in common use in the Overland Park, Kansas area; or (b) any loss resulting from business interruption at or upon the Premises or loss of rental income, arising out of or incident to the occurrence of any of the perils which may be covered by any


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
such insurance, and each party shall cause its insurance carrier to consent to such waiver and to waive any and all rights of subrogation against the other party.

        20. EMINENT DOMAIN: If the whole of the Premises, or if such portion of the Premises as may be required for the reasonable use of the same, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever date is earlier. Current rent shall be apportioned as of the date of such termination on a thirty
(30) day month basis. In the case of a taking of only a portion of the Premises not required for the reasonable use thereof, then Lessor shall restore the Premises as nearly as practicable to the condition prior to such taking, and this Lease shall continue in full force and effect and the rental shall be equitably reduced based upon the proportion by which the Premises are reduced, such rent reduction to be effective on the date of such partial taking. No award for any partial or entire taking shall be apportioned, and Lessee hereby assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing herein shall be deemed to give Lessor any interest in, or to require Lessee to assign to Lessor, any award made to Lessee for the interruption of or damage to Lessee's business or for Lessee's moving expenses.

        21. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or sublet the Premises, or any part thereof, without first obtaining Lessor's written consent which shall not be unreasonably withheld; provided, however, that Lessee is not required to obtain Lessor's prior written consent if Lessee is not released from its obligations under this Lease. The Lessee shall be released from its obligations hereunder to an assignee subject to approval of Lessor, which approval will not be unreasonably withheld if the assignee has a net worth in equal to or in excess of Lessee's net worth, equal or better credit rating of Lessee and assignee assumes all obligations set forth hereunder. Lessor's consent, which will not be unreasonably withheld, to any assignment or subletting which requires Lessor's consent shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting which requires Lessor's consent. The terms of this paragraph shall be binding upon any person by, under or through Lessee.

        Lessor may assign this Lease at any time without obtaining Lessee's consent provided the assignee agrees to abide by and is bound by the terms and conditions of this Lease Agreement; and provided further, however, that Lessor shall not assign this Lease prior to the Completion Date without first obtaining Lessee's written consent. Lessee hereby consents to Lessor assigning the Lease to any entity be wholly owned by Lessor, and/or individuals or entities related to Facility Design, Inc. or Rolly McNutt that are acceptable to Lessee. In the event of such assignment, Facility Design, Inc. shall not be released from its obligations to perform Lessor's obligation to construct the Building and the Premises set forth herein.

        22. APPROVAL OF THIRD PARTY TENANTS: Because of the nature of Lessee's business requiring security and privacy from competitors, Lessee shall approve any third party tenant proposed by the Lessor. The Lessee will not unreasonably withhold such approval.


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
        23. LIENS AND INSOLVENCY: Lessee shall keep the Premises free from any and all liens arising out of any work performed, materials ordered or obligations incurred by Lessee.

        24. DEFAULT AND TERMINATION: If Lessee fails to pay any installment of rent within ten (10) days after the due date, or to perform any other covenant under this Lease within thirty (30) days after written notice from Lessor stating the nature of such default, Lessor may cancel this Lease and re-enter and take possession of the Premises using all necessary force to do so; provided, however, that if the nature of such default (other than for nonpayment of rent) is such that the same cannot reasonably be cured within such thirty-day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently pursue the same to completion. Notwithstanding such retaking of possession by Lessor, Lessee's liability for the rent provided herein shall not be extinguished for the balance of the term of this Lease. Upon such re-entry, Lessor may, without terminating this Lease, relet or attempt to relet, all or any part of the Premises upon such terms and conditions as Lessor may deem advisable, in which event the rents received in connection with such reletting shall be applied first to the expenses of reletting and collection, including any necessary renovations and thereafter to payment of all sums due to or become due Lessor pursuant to the terms of this Lease, and if a sufficient amount shall not be thus realized to pay such charges, Lessee shall pay Lessor any deficiency monthly, and Lessor may bring an action for any and all such monthly deficiencies as the same shall arise. Lessee hereby waives any and all claims for damages that may be caused by Lessor's re-entering and taking possession of the Premises or removing and storing the property of Lessee as provided in this Lease, and Lessee will save Lessor harmless from any loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry.

        25. REMOVAL OF PROPERTY: If Lessee shall fail to remove any of its property of any nature whatsoever from the Premises after termination of this Lease or when Lessor has the right of reentry, Lessor may, at Lessor's option, remove and store such property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Lessee. If Lessee shall not pay the cost of storing any such property after the same has been stored for a period of (30) days or more, Lessor may, at Lessor's option, sell or permit to be sold, any or all of such property at public or private sale, in such manner and at such times and places as Lessor, in Lessor's sole discretion, may deem proper, without notice to Lessee, and Lessor shall apply the proceeds of such sale first to the cost and expenses of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs of storing any such property; third, to the payment any other obligations which may then be or thereafter become due Lessor from Lessee pursuant to the terms hereof; and fourth, the balance, if any, to Lessee.

        26. NON-WAIVER: A waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

        27. HOLDOVER: If Lessee shall, with the consent of Lessor, continue to occupy the Premises after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by


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
the laws of the State of Kansas. During such tenancy, Lessee agrees to pay to Lessor the rent then determined payable as provided herein unless a different rate be agreed upon at such time, and to be bound by all the terms, covenants and conditions herein set forth insofar as applicable.

        28. SUBORDINATION TO MORTGAGE: Lessee agrees to subordinate this Lease to any mortgage covering property which includes the Premises that may hereafter be placed by Lessor upon such property and all renewals, replacements and extensions of such existing mortgage or any such subsequent security instrument, provided that the secured party under any such subsequent security instrument agrees not to disturb the leasehold interest of Lessee in the event of foreclosure if Lessee is not in default hereunder. If any existing secured party desires to have this Lease a prior lien to its security interest, then in such event and upon such secured party notifying Lessee to that effect, this Lease shall be deemed prior to the lien of such security interest. Within fifteen (15) days of presentation, Lessee shall execute any and all documents which any such secured party may require to effectuate the provisions of this paragraph, and Lessee shall execute certificates as to the status of rental payments and Lessee's compliance as required by Lessor from time to time in the standard form of any such security party.

        29. RIGHT OF FIRST REFUSAL TO PURCHASE THE BUILDING AND REAL PROPERTY:
During the term of the lease the Lessee shall have the right of first refusal to purchase the building and the real property described in Exhibit B prior to the Lessor seeking third party buyers. The purchase price will be determined by a joint agreement of a qualified appraiser selected by the Lessor and a qualified appraiser selected by the Lessee. A qualified appraiser shall be an appraiser who is independent, licensed, and a member of the American Institute of Real Estate Appraisers or its successor organization. If the two appraisers are unable to agree upon a purchase price, the two appraisers will each submit their latest proposed purchase price to a third appraiser who will select one of the two submitted purchase prices. Each party will be responsible for their respective expenses except in the case of utilizing a third appraiser wherein those costs will be shared equally. Lessee will have ten (10) business days to respond from the date upon receiving written notice of the pending sale from the Lessor.

        In addition, if the Lessee exercises the option, Lessor will furnish Lessee an ALTA Survey and Title Commitment, as well as any and all additional documents and materials relating to the building and the property, including, without limitation, copies of environmental studies, engineering studies, and plans and specifications. Lessor and Lessee will share equally in the costs of obtaining such surveys, commitments and studies. Lessee shall have at least ten days to object to the items set forth therein prior to closing. If Lessor fails to cure such objections, Lessee shall be able to waive its objections or shall terminate the sale and continue as a tenant under the Lease. The closing date should occur on the later of the following two dates: (i) the date that is sixty
(60) days from the day Lessee affirmatively responds to the notice of Lessor's desire to sell, or (ii) the date that is twenty (20) days beyond Lessee's receipt of all due diligence materials. Lessor will furnish Lessee a Title Policy at its own cost.

        30. TRANSFER OF LESSOR'S INTEREST: In the event of sale or conveyance by Lessor of Lessor's interest in the premises, this Lease shall not be affected by any such sale and the Lessor will provide for the assumption of all Lessor obligations under this lease in writing by the transferee. Lessor agrees not to sell or convey Lessor's interest in the premises without consent from the Lessee. Lessee's consent will not be unreasonably withheld.

        31. NOTICES: All notices required to be made and given under this Lease shall be in writing and delivered in person or sent by certified mail to Lessor at the same place rent payments are made hereunder, and to Lessee at the Premises or to such other addresses as may hereafter be designated by either party to the other in writing.

        32. COSTS AND ATTORNEY'S FEES: In the event of any action at law or in equity between the Lessor and Lessee to enforce any of the terms and provisions of this Lease or the rights of either party hereunder, the parties each agree that the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses, including attorney's fees, shall be included in and made a part of such judgment.

        33. CAPTIONS AND CONSTRUCTIONS: Paragraph titles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be construed in accordance with and governed by the laws of the State of Kansas.

        34. SUCCESSORS: Subject to and consistent with the limitations on assignments and subletting as provided in Paragraph 20 hereinabove, all of the covenants, agreements, terms and conditions contained in this Lease shall apply to and be binding upon Lessor and Lessee and their respective successors and assigns.

        35. SEVERABILITY: In the event any part of this Lease is held to be unenforceable or invalid for any reason, by any court of competent jurisdiction and if such invalidity or unenforceability shall materially impair achieving the purpose and intent of this Lease, then this entire Lease shall be invalid and unenforceable. Otherwise, this Lease shall be construed as if not containing the particular provision or provisions hereof held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced accordingly.

        36. LESSEE'S APPROVALS: All approvals required by Lessee hereunder and in the Exhibits attached hereto shall be exercisable in Lessee's sole discretion.

        IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease effective as of the day and year first above written.


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
                          FACILITY PROPERTIES, L.L.C.


                          By:______________________________________________
                          Name:____________________________________________
                          Title:___________________________________________

                                                                    "Lessor"

                          ILLUMINET, INC., a Delaware corporation


                          By:______________________________________________
                                 Roger H. Moore
                                 President and CEO

                                                                    "Lessee"


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